Exhibit 4.5

FORM OF RIGHTS CERTIFICATE

Subscription Rights Certificate Number:

Number of Shares of Common Stock Held on Record Date:

Number of Rights Represented by this Subscription Rights Certificate:

Maximum Number of Shares of Common Stock You May Subscribe For Pursuant to the Basic Subscription Right:

Maximum Number of Shares of Common Stock You May Subscribe For Pursuant to the Over-Subscription Privilege (subject to availability):

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

SUBSCRIPTION RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF
COMMON STOCK FOR HOLDERS OF RECORD OF COMMON STOCK ON [____, 2013]

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [ ____, 2013],
UNLESS THE COMPANY EXTENDS THE RIGHTS OFFERING PERIOD (THE “EXPIRATION DATE”)

Hotel Outsource Management International, Inc. (the “Company”) is conducting a rights offering whereby the Company is distributing non-transferable rights (the “Subscription Rights”) to the holders (the “Recordholders”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of 5:00 p.m., New York City time, on  [  ], 2013 (the “Record Date”). Each Recordholder will receive one Subscription Right for each whole share of Common Stock at 5:00 p.m., New York City time, on the Record Date. Each Subscription Right entitles the holder of the Subscription Right to subscribe for and purchase 0.55 shares of Common Stock (the “Basic Subscription Right”) at a subscription price of $1.00 per share (the “Subscription Price”). Each holder of Subscription Rights who exercises the Basic Subscription Right in full will be eligible to an over-subscription privilege (the “Over-Subscription Privilege”) to subscribe for a portion of any shares of Common Stock that are not purchased by the Recordholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to availability and the limitations described in the Prospectus, dated  [  ], 2013 (the “Prospectus”).

Set forth above is the number of Subscription Rights evidenced by this Rights Certificate. You have been issued one Subscription Right for each whole share of Common Stock owned at 5:00 p.m., New York City time, on the Record Date. To subscribe for shares of Common Stock pursuant to your Subscriptions Rights, please complete all applicable information on the reverse side of this Rights Certificate.

THIS RIGHTS CERTIFICATE AND THE SUBSCRIPTION RIGHTS HEREUNDER ARE
NON-TRANSFERABLE, EXCEPT AS DISCLOSED IN THE PROSPECTUS.

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
SUBSCRIPTION RIGHTS CERTIFICATE

A.	Basic Subscription Right. Number of shares of Common Stock subscribed for through the Basic Subscription Right (not to exceed 0.55 shares of Common Stock per each Subscription Right held):
_____shares of Common Stock.

B.
Over-Subscription Privilege. Number of shares of Common Stock subscribed for through the Over Subscription Privilege (limited to five times the number of shares subscribed for under the Basic Subscription Right, which must be fully exercised):

_____shares of Common Stock.

C.	Total Subscription Price (sum lines A and B multiplied by $[ ]): $

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which is incorporated herein by reference.

For information or to request copies of materials related to the Rights Offering, contact Andrea I. Weinstein at: 212-344-1600

SUBSCRIPTION TO PURCHASE COMMON STOCK OF HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL INC.
RETURN TO:
STANDARD REGISTRAR & TRANSFER CO. INC.
12528 SOUTH 1840 EAST
DRAPER, UTAH 84020

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON  [  ], 2013, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

I hereby irrevocably subscribe for the number of shares of common stock indicated on the Rights Certificate(s) upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Signature:  This form must be signed by the registered holder(s) exactly as their name(s) appears on this Rights Certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature	Date	Daytime Telephone #

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Signature	Date	Daytime Telephone #

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or another capacity, or another acting in a fiduciary or representative capacity or representative capacity, please provide the following information:

Name:__________________________

Capacity: _______________________

IMPORTANT:  Signatures guaranteed by (i) a commercial bank or trust company; (ii) a member firm of a domestic stock exchange; or (iii) a savings bank or credit union, is required if this Rights Certificate is not registered in your name or you are not an eligible institution:

Signature: _______________________

Guarantee By: ____________________